Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 30, 2023, included in the Company’s annual report on Form 20-F dated March 30, 2023, and the use of our name as it appears under the caption “Experts.”

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL

Tel Aviv, Israel

July 31, 2023